UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2018

NF ENERGY SAVING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50155	02-0563302
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 Qingnian Avenue, Heping District
Shenyang, P.R. China	110015
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (8624) 8563-1159

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 3.02. Unregistered Sales of Equity Securities

On March 12, 2018, NF Energy Saving Corporation (“Company”) entered into a Securities Purchase Agreement with a Chinese investor pursuant to which the Company issued 500,000 shares of its Common Stock, par value $0.001 per share, to the investor at a purchase price of $1.00 per share for aggregate consideration of $500,000. The issuance of the shares was a private placement made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation S promulgated thereunder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NF ENERGY SAVING CORPORATION

Date: March 15, 2018	By:	/s/ Gang Li
Gang Li,
President and Chief Executive Officer